UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 19, 2003

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

100 FILLMORE STREET
DENVER, COLORADO 80206
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(303) 691-3905

Not Applicable
(Former name or former address if changed since last report)

Item 5. Other Events and Required FD Disclosure.
Item 7(c). Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
EXHIBIT INDEX
EX-10.34.1 Amendment to Employment Agreement
EX-10.34.2 Amendment to Change of Control Agrmt.
EX-99.1 Press Release
EX-99.2 Letter from Independent Fund Trustees

Item 5. Other Events and Required FD Disclosure.

Janus Capital Group Inc. (“Janus”) and Mark B. Whiston have entered into an amendment to Mr. Whiston’s employment agreement.

Mr. Whiston has waived his right to become Chairman of the Board of Directors of Janus, in order to permit the Janus Board to appoint an independent Chair. Mr. Whiston will continue to serve as Vice Chair of the Board. Among other things, the amendment also extends the expiration of the term of Mr. Whiston’s employment by one year from December 31, 2005 to December 31, 2006. Additionally, under the terms of the amended agreement, Mr. Whiston’s bonus for 2003 is reduced in part and deferred in part. The portion of the 2003 bonus that was to have been based on gross new fund sales is cancelled in view of the substantial amount of fund redemptions in 2003; the portion of the 2003 bonus that is based on fund performance will be paid on 2/13/04; and the right to receive the portion of the 2003 bonus that is based on net operating earnings will vest on 2/15/04, with this bonus component to be determined in the Committee’s discretion and paid as soon as practical after 2/15/04 but no later than 12/31/04. Under Mr. Whiston’s original agreement, his bonus was payable in cash. Under the amended agreement, each component of the 2003 bonus that becomes payable will be paid entirely in Company stock (except for shares retained to satisfy tax withholding requirements).

The severance benefits of Mr. Whiston’s agreement have also been amended. Under the current agreement, the severance benefit payable on a termination without cause or a resignation for good reason is equal to three times the sum of his base salary plus the average of the prior three years’ annual bonuses (with sales commissions treated as a bonus for this purpose). Because Mr. Whiston’s employment agreement provided that he had a right to become Chairman of the Board effective as of 1/1/04, absent Mr. Whiston’s waiver of this right, he would have had the right to terminate his employment on or after January 2, 2004 and collect this severance benefit in cash (which would have been in the range of $20 Million up to $23 Million). Mr. Whiston has agreed to waive this right. Under the terms of the amended agreement, for any termination without cause or resignation for good reason prior to January 1, 2006, the severance benefit is three times the sum of his base salary plus the average of the annual bonuses (or previously earned sales commission) for the three years 2001-2003. For any termination without cause or resignation for good reason on and after January 1, 2006, the severance benefit payable to Mr. Whiston is reduced to two times the sum of his base salary plus the average of the annual bonuses for the prior two years. In each case, the severance benefit is to be reduced by the amount of the two deferred employment incentives described below (based on their dollar value as of the date of the amendment) to the extent that such incentives have been paid or Mr. Whiston’s right to receive such incentives has vested.

The amended employment agreement also provides for the following new deferred employment incentives:

(i) For continued employment to December 31, 2004, a grant of 168,577 shares of Company stock having a current value of $2.5 Million (based on the market price of the stock as of the date of execution of the amendment).

(ii) For continued employment to June 30, 2005, a grant of 67,431 shares of Company stock having a current value of $1 Million (based on the market price of the stock as of the date of execution of the amendment).

(iii) Cash payments, primarily intended to offset taxes, of $1.5 Million if the first tranche of shares is vested and $0.5 Million if the second tranche of shares is vested.

The aggregate value of these deferred employment incentives is materially less than the severance benefit that would have been payable to Mr. Whiston (upon a resignation in 2004) absent his waiver of his contractual right to become Chairman of the Board effective as of 1/1/04. Although these deferred employment incentives are vested at December 31, 2004 and June 30, 2005, the actual payment of the stock will be deferred until the Company’s compensation deduction related to such payment is no longer subject to limitation under Internal Revenue Code Section 162(m) (generally at Mr. Whiston’s termination of employment), and the cash amounts will be credited to a deferred compensation account and not paid until payment of the stock payment (generally at Mr. Whiston’s termination of employment). By fixing the number of bonus shares as of the date of the amendment, the stock portion of the deferred employment incentives is designed to provide Mr. Whiston with a long-term incentive tied to appreciation in the share value of the Company’s common stock. The cash payments, which coincide with payment of the deferred stock incentives to Mr. Whiston, are intended to provide cash to pay the tax incurred by Mr. Whiston upon receipt of the deferred stock incentives. To the extent such deferred employment incentives have been paid or vested, their value (as of the date of the amendment) is offset against any cash severance benefit which might be payable to Mr. Whiston under his amended employment agreement. A copy of the amendment to Mr. Whiston’s employment agreement is attached as Exhibit 10.34.1 to this Current Report on Form 8-K.

Janus and Mr. Whiston also have entered into an amendment to Mr. Whiston’s change of control agreement. The amendments to this agreement make changes to conform it to the amendments to Mr. Whiston’s employment agreement as described above (to the extent the changes affect similar provisions in both agreements). A copy of the amendment to Mr. Whiston’s change of control agreement is attached as Exhibit 10.34.2 to this Current Report on Form 8-K.

Regulatory matters

In addition to other previously disclosed pending government investigations, Janus has recently been informed that the Attorney General for the State of Colorado is conducting an investigation of possible market timing and related issues at Janus and may commence an enforcement action if he deems it appropriate. While Janus has had discussions with government authorities to resolve the Colorado and other pending investigations, the outcome and timing of those discussions will be determined in large part by the government agencies. In addition to the restoration payment announced today, Janus anticipates that the government agencies will seek substantial civil penalties and other remedial measures.

Item 7(c). Exhibits.

Exhibit No.	Exhibit Description

10.34.1*	Amendment to Employment Agreement by and between Janus Capital Group Inc. and Mark B. Whiston, dated December 18, 2003.
10.34.2*	Amendment to Change of Control Agreement by and between Janus Capital Group Inc. and Mark B. Whiston, dated December 18, 2003.

*	Filed herewith

Item 9. Regulation FD Disclosure.

     On December 19, 2003, Janus Capital Group Inc. (“Janus” or the “Company” or “we” or “us” or “our”) and the Janus Fund independent Trustees announced that Janus would pay approximately $31.5 million to fund shareholders to make amends for the impact of frequent trading that happened in certain of the Janus mutual funds as well as certain other corporate governance initiatives. Janus also announced amendments to the employment agreement and change of control agreement of its Chief Executive Officer, Mark B. Whiston. A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     The Janus Fund independent Trustees have issued a communication to fund shareholders. A copy of this communication is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Forward Looking Statements Warning

     This Current Report includes statements concerning potential future events and expectations involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors, including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2002, on file with the Securities and Exchange Commission (Commission file no. 001-15253), as well as risks related to the ongoing investigations, regulatory actions and civil law suits affecting the mutual fund industry generally. Forward-looking statements speak only as of the date that they are made, and Janus does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: December 19, 2003	By:	/s/ Loren M. Starr

Loren M. Starr Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.34.1	Amendment to Employment Agreement by and between Janus Capital Group Inc. and Mark B. Whiston, dated December 18, 2003.
10.34.2	Amendment to Change of Control Agreement by and between Janus Capital Group Inc. and Mark B. Whiston, dated December 18, 2003.
99.1	Press Release Issued by Janus Capital Group Inc. Announcing Amendment of Mark Whiston’s Employment Agreement
99.2	Letter from Independent Fund Trustees to Fund Shareholders